                                             [Confidential Treatment Requested]

                                                                  EXHIBIT 10.10

LICENSE AGREEMENT
         This Agreement effective the 20th day of January 2000 ("Effective Date") is by and between Henry B. Freedman, an individual having an address of Box 2413, Springfield, Virginia 22152 (hereinafter "Licensor"); and Impresse Corporation, a California corporation, having a place of business at 1309 South Mary Avenue, Sunnyvale, California 94087 (hereinafter "Licensee") (collectively, the "Parties").

RECITALS
         WHEREAS, Licensor is the owner of the Licensed Patent; and WHEREAS, Licensee is desirous of acquiring from Licensor a non-exclusive license under the Licensed Patent; and
         WHEREAS, Licensee has paid Licensor a total of [*] in two payments in November and December 1999, as consideration to enter into license negotiations and as an advance against the License Fee (hereinafter "The Standstill Money").
         NOW, THEREFORE, for and in consideration of the foregoing premises and of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, covenant and agree as follows:

DEFINITIONS
         As used herein the term "Licensed Patent" shall mean U.S. Patent No. 4,839,829 entitled Automated Printing Control System (hereinafter "the '829 Patent") and all divisionals continuations, continuations-in-part, reissues, reexaminations, and/or extensions thereof, including all foreign counterparts of the foregoing, and all other patents and/or patent applications that have been or shall be filed and/or issued in the United States and all foreign countries on any of the improvements included in the '829 Patent.

ARTICLE I - GRANT OF LICENSE
         A. Licensor hereby grants to Licensee under the terms and conditions hereinafter stated (i) a non-exclusive right and license to make, advertise, have made, use and import into the United States systems (which may include hardware, software and/or combinations of hardware and software) embodying the claimed invention of the Licensed Patent (hereafter "Systems") for its own use; and (ii) a non-exclusive right and license to allow others ("End-Users") to make use of and/or to otherwise access (but not to copy, download, disseminate or otherwise obtain or appropriate) such Systems through Licensee's Internet Web Site ("Web Site Use rights"). As used herein, the term Web Site shall mean a computer-based resource, including the hardware and/or software thereof, which can be reached by other computers or network-capable appliances over one or more computer networks using a Uniform Resource Locator (URL) and a Web Browser or similar application, or by other such means. It is expressly

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* Represents confidential information for which Impresse Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                                             [Confidential Treatment Requested]

understood and agreed between Licensor and Licensee that (i) Licensee may deploy Systems within/as part of one or more hosted environments that are physically separate from Licensee's address noted above, (ii) Licensor reserves the exclusive right to grant further licenses to other users of Systems of the Licensed Patent, and (iii) third parties, other than Licensee's direct End-Users, acquire no license or other rights to make, use or sell Systems under this Agreement.

         B. Licensee shall not have the right to grant any sub-license or other rights to third parties, other than the Web Site Use rights specified above, under the rights granted to it by this Agreement.

         C. Licensor hereby releases, acquits and forever discharges Licensee; its subsidiaries and affiliated companies; its successors in interest; its sales representatives, distributors and customers (collectively referred to as "the Released Entities"); and each of the Released Entities' respective owners, agents, representatives, attorneys, employees, officers, directors, and stockholders from and against any and all claims, demands, causes of action or liabilities of any kind, character or nature whatsoever, for past and/or present infringements of the Licensed Patent arising out of the offering for sale, making, having made, using, selling or importing of Systems. The purpose and intent of this release is to ensure that Licensee, its various representatives, distributors and customers are immune from suit for any past and/or present infringement, including any claims of direct infringement, contributory infringement and/or inducement of infringement by others, of the Licensed Patent arising out of the offering for sale, making, having made, using, selling or importing of Systems and/or parts thereof.

ARTICLE II - COMPENSATION          A.     As partial consideration for the
license and release granted herein and during the Term of this Agreement, License agrees to pay Licensor [*] (the "Licensee Fee") to be paid pursuant to the following schedule:

             (ON OR BEFORE) DATE                                 PAYMENT AMOUNT
             -------------------                                 --------------
             1999 December 31                                        $ [*]
    Within one (1) week following the Effective Date                 $ [*]
             2001 January 14                                         $ [*]
             2002 January 14                                         $ [*]
             2003 January 14                                         $ [*]
             2004 January 14                                         $ [*]
             2005 January 14                                         $ [*]

It is agreed by both Parties that The Standstill Money shall be deemed the 31 December 1999 payment.


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* Represents confidential information for which Impresse Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                                             [Confidential Treatment Requested]

         B. As further consideration, Licensee also agrees to grant Licensor, or the designee of Licensor, [*] shares of the common stock of Licensee (the "Stock").

         C. Licensee further agrees to pay Licensor within thirty (30) days of the dates set forth below a Difference Fee, up to $100,000.00, computed as follows:

                 Difference Fee = Shares*($2.00 - Share Price)
Where:
         "Share Price" is equal to the actual price of one share of the common stock of Licensee, adjusted for splits between the Effective Date and the date of determination of the Difference Fee, if any; and
         "Shares" is equal to the actual number of shares, adjusted for splits between the Effective Date and the date of determination of the Difference Fee, if any, of the Stock owned by Licensor on the date of determination of the Difference Fee. The determination of "Shares" is to be made with reference to the original [*] shares of the common stock of Licensee granted hereunder and not any other shares of any class of stock of Licensee that Licensor may subsequently acquire after the Effective Date.

                    DATES FOR DETERMINING THE DIFFERENCE FEE
                    ----------------------------------------
                                2002 January 14
                                2003 January 14
                                2004 January 14
                                2005 January 14

If, on any of the above dates, the calculation of the Difference Fee results in a sum equal to or less than zero dollars, no sums in addition to the portion of the License Fee owed at that time shall be paid by Licensee to Licensor for that date. Otherwise, Licensee will pay to Licensor, in addition to any portion of the License Fee owed at that time, the Difference Fee for that date.

For example, if on January 14, 2002, Licensor owns the original [*] shares granted herein and one share of the common stock of Licensee has a market value of fifty cents ($0.50), Licensor would receive an Difference Fee of [*] ($2.00 - 0.50)] in addition to the compensation due under Article II A.

As a further example, if on January 14, 2000, Licensor owns only 1000 shares (adjusted for splits) of the original [*] shares granted herein and one share of the common stock of Licensee has a market value of twenty-one dollars ($21.00) (adjusted for splits), Licensor would not receive a Difference Fee payment for


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* Represents confidential information for which Impresse Corporation is seeking confidential treatment with the Securities and Exchange Commission.

that date, because the calculation of the Difference Fee would yield an amount less than zero dollars [1000 * ($2.00 - 21.00) LESS THAN 0].

         D. Notwithstanding any of the forgoing, if at any time after the Effective Date Licensor enters into an agreement with any third party by which said third party acquires a license under the '829 Patent or the Licensed Patent with terms that are more favorable than those granted to Licensee herein, Licensee shall be entitled to a discount of the Licensee Fee in an amount equal to the difference between the License Fee due hereunder and the terms granted to said third party, except that no refunds will be due Licensee.

         E. The payments of the Licensee Fee and Offset Fee and grant of common stock set forth above shall be made even in the event that there is a finding by a court of competent jurisdiction, that one or more claims of the Licensed Patent is/are invalid, and such a finding shall not terminate, or give rise to any rights by Licensee to terminate, this Agreement. Licensee agrees that it will not challenge the validity or enforceability of the `829 Patent.

ARTICLE III - WARRANTIES AND OBLIGATIONS
         A. Licensor warrants that, at the time of the execution of this Agreement, it has the legal right and power to grant to Licensee the rights granted under this Agreement.

         B. Licensor warrants that it has not granted any rights or made any commitments relative to the granting of any rights, which are inconsistent with rights granted to Licensee under this Agreement.

         C. Licensor makes no other representations or warranties, express or implied, and does not assume any liability with respect to infringement of patents or other rights of third parties due to Licensee's operation under the license granted herein.

         D. Licensor shall have no obligation to enforce the Licensed Patent against any third party or to defend any action or suit that challenges the validity of the Licensed Patent. Licensee shall have no rights to enforce the Licensed Patent against any third party.

         E. The Parties agree to take reasonable steps to ensure the confidentiality of the terms of this Agreement and, accordingly, any release of information relating to this Agreement must be reviewed and approved in advance by each of the Parties, except that copies of this Agreement may be made available to government agencies in compliance with regulations thereof requiring the disclosure of material agreements. Neither party shall be liable for disclosure of the terms of this Agreement if made in response


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to a valid order of a court or authorized agency of government; provided that ten (10) days' notice first be given to the other party so a protective order, if appropriate, may be sought by such party. Furthermore, either party may disclose, in confidence, the terms of this Agreement to its financial consultants, tax planners and/or advisors, attorneys, underwriters, and/or third parties under an obligation to the disclosing party to preserve the secrecy of the disclosing party's confidential information, without the consent of the other party. Anything to the contrary notwithstanding, Licensor may disclose the terms of this Agreement under suitable confidentiality terms in connection with further licensing of the Licensed Patent.

         F. The Parties shall cooperate in reasonable efforts to publicize the '829 Patent through the joint dissemination of a press release in a form substantially similar to that attached hereto within sixty (60) days of the Effective Date. Nothing herein shall preclude further announcements by the Parties.

         G. The Parties agree to a standstill period of fifteen (15) days from the Effective Date during which time: (i) Licensor shall not engage in any discussions or negotiations concerning the Licensed Patent with any third party, and (ii) the parties shall, at Licensee's request, open negotiations, to be conducted in good faith, towards an exclusive license of the Licensed Patent in favor of Licensee. Nothing in this paragraph shall be construed as requiring Licensee to open such negotiations or to take such an exclusive license and the license granted in this Agreement shall remain in full force and effect regardless of whether or not Licensee exercises its option to open such negotiations.

ARTICLE IV - MARKING
         Licensee shall mark and prominently display the legend "U.S. Patent 4,839,829" on all literature, users manuals and documentation produced that promotes the system under the Licensed Patent and on all Web Sites that promote or feature the system of the Licensed Patent. Furthermore, Licensee must prominently list the Licensed Patent as licensed from henry B. Freedman and must prominently list the web site and telephone number of Henry B. Freedman as the owner of the Licensed Patent on Licensee's Internet Web Site.

ARTICLE V - TERM AND TERMINATION
         A. Unless sooner terminated as provided below, this Agreement shall remain in effect until the expiration of the last to expire of the Licensed Patent (the Term).

         B. If Licensee, at any time, defaults in any payments due hereunder or breaches any material term of this Agreement, Licensor shall have the right to give notice of such default or breach to Licensee, in writing, and, if the default or breach is not cured within thirty (30) days after receipt of the notice, Licensor, at its option, may immediately terminate this Agreement and license granted herein by giving written notice


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of termination to Licensee. Upon termination, all Licensee Fee payments not already paid shall be due and payable to Licensor.

ARTICLE VI - ADMINISTRATION
         A. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by Licensor and its successors in interest and assigns. This Agreement and the rights granted hereunder are personal to Licensee and Licensee may not sell, pledge, assign or transfer this Agreement and the rights granted hereunder nor delegate any duties or obligations hereunder, without the written consent of the Licensor, except that a change of ownership or control of Licensee (whether by merger, operation of law, a sale of all or substantially all of the assets of Licensee or otherwise) shall not be deemed an impermissible assignment of this Agreement. Licensee agrees to promptly notify Licensor of any change of ownership or control of Licensee and upon such change of ownership or control all License Fee payments due hereunder that have not been paid shall become immediately due and payable to Licensor. For purposes of this Article VI, a change in ownership or control with respect to Licensee means a transaction resulting in (i) the sale, disposition or other transfer of greater than fifty percent (50%) of the outstanding voting securities of Licensee by the current stockholders of Licensee by way of merger, acquisition or operation of law;
(ii) a sale of all or substantially all of the assets of Licensee; or (iii) the acquisition of the beneficial ownership (as determined with reference to Rule 13d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, in effect on the date of this Agreement) of greater than fifty percent (50%) of the outstanding voting securities of Licensee.

         B. This Agreement shall be construed interpreted and applied in accordance with the law of the State of Virginia, without regard to that State's body of law regarding conflicts of law.

         C. The Parties agree that if in the event any either party shall need to pursue its rights under this Agreement and license in a court of competent jurisdiction, the court shall award to the prevailing party its cost involved in pursuing the dispute, including reasonable attorneys' fees, and such award shall be paid by the other party.

         D. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable or invalid the Parties hereto agree that such provision found to be unenforceable or invalid shall be enforced to the full extent permitted and, in any event, all other provisions of this Agreement shall remain valid and enforceable as if the unenforceable or invalid portion had never been made a part hereof. Furthermore, no damages for any act of infringement of the Licensed Patent by Licensee or any of the Released Entities shall accrue from the Effective Date.


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         E. All notices required to be provided for by the terms of this Agreement shall be given in writing and shall be deemed to have been duly given if addressed and sent by registered or certified mail, return receipt requested, with the postage prepaid, or by overnight courier service to the address of such party as set forth above or to such other address as either party may, by written notice, appoint for that purpose with a copy to counsel for each party. Counsels are as follows:

         Licensor:                                            Licensee:

         Ronald L. Panitch, Esq.                              Tarek N. Fahmi, Esq.
         Akin, Gump, Strauss, Hauer & Feld, L.L.P.            Blakely, Sokoloff, Taylor & Zafman LLP
         One Commerce Square                                  1279 Oakmead Parkway
         2005 Market Street, 22nd Floor                       Sunnyvale, California
         Philadelphia, PA 19103                               Telephone: (408) 720-8300
         Telephone: (215) 965-1300                            Facsimile: (408) 720-9397


         F. With respect to the subject matter of this Agreement, the foregoing constitutes the entire and only understanding between the Parties, and this Agreement supersedes any prior or collateral agreements or understanding between the Parties with respect to the subject matter thereof. No terms, conditions or statements purporting to modify, vary or waive the terms of this Agreement shall be effective unless made in writing and signed by the Parties hereto. This Agreement is the product of an arms-length negotiation between the Parties, with each of the Parties being represented by legal counsel of their choice. Nothing in this Agreement and the negotiations leading to its consummation shall be construed as offering any tax-related advice to either of the Parties by the other party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its authorized representatives.

HENRY B. FREEDMAN                      IMPRESSE CORPORATION

/s/ Henry Freedman                     By: /s/ Sanjai Bijawat
------------------------                  -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------


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